Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Premium Enterprises, Inc. on Form S-8 of our report dated March 5, 2003, included in the Transitional Annual Report on Form 10-KT, as amended, of Premium Enterprises, Inc. for the period of July 1, 2002 to December 31, 2002.

SIGNED

/s/Gordon, Hughes & Banks, LLP
___________________________________
Gordon, Hughes & Banks, LLP
May 22, 2003